                                                                    Exhibit 11.1

                              VIALOG Corporation
            Calculation of Shares Used in Determining Loss Per Share
             For the Years Ended December 31, 1996, 1997 and 1998



                                                      Year Ended December 31,
                                             ---------------------------------------
                                                1996          1997           1998
                                             ----------    ----------     ----------
Basic Loss Per Share
--------------------
Weighted average number of common
 shares outstanding                           2,088,146     2,889,005      3,632,311
                                             ==========    ==========     ==========


                                                      Year Ended December 31,
                                             ---------------------------------------
                                                1996          1997           1998
                                             ----------    ----------     ----------
Diluted Loss Per Share
----------------------
Weighted average number of common
 shares outstanding                           2,088,146     2,889,005      3,632,311
Common stock equivalents                            -             -              -
                                             ----------    ----------     ----------
Total                                         2,088,146     2,889,005      3,632,311
                                             ==========    ==========     ==========
